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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-51682 of Cendant Corporation on Form S-4 of our report, relating to the consolidated financial statements of Cendant Corporation as of December 31, 1999 and 1998 and for the three years ended December 31, 1999, dated November 24, 2000 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the change in the method of recognizing revenue and membership solicitation costs as described in Note 1 and the presentation of the individual membership segment as a discontinued operation as described in Notes 1 and 4), appearing in the Current Report on Form 8-K/A of Cendant Corporation dated January 19, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


New York, New York
February 23, 2001